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OWOSSO CORPORATION
EXHIBIT 11
COMPUTATION OF PER SHARE EARNINGS
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
                                                       Three Months Ended                 Six Months Ended
                                                   ---------------------------       ---------------------------
                                                     April 29,       April 30,         April 29,       April 30,
                                                       2001            2000              2001            2000
BASIC:

Net income (loss) available
          for common shareholders                  $(1,159,000)     $  284,000       $(3,373,000)     $ (266,000)
                                                   ===========      ==========       ===========      ==========
Weighted average number
          of common shares outstanding               5,866,000       5,846,000         5,858,000       5,838,000
                                                   ===========      ==========       ===========      ==========
Basic earnings (loss) per common share             $     (0.20)     $     0.05       $     (0.58)     $    (0.05)
                                                   ===========      ==========       ===========      ==========
DILUTED:

Net income (loss) available
          for common shareholders                  $(1,159,000)     $  284,000       $(3,373,000)     $ (266,000)
                                                   ===========      ==========       ===========      ==========
Weighted average number
          of common shares outstanding               5,866,000       5,846,000         5,858,000       5,838,000

Dilutive effect of stock options                         -               9,000            --               -
                                                   -----------      ----------       -----------      ----------

Weighted average number
          of common shares outstanding               5,866,000       5,855,000         5,858,000       5,838,000
                                                   ===========      ==========       ===========      ==========
Diluted earnings (loss) per common share           $     (0.20)     $     0.05       $     (0.58)     $    (0.05)
                                                   ===========      ==========       ===========      ==========
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